EXHIBIT 10 (b)


                    WRITTEN CONSENT OF DELOITTE & TOUCHE LLP




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INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No.28 to Registration Statement No. 2-89550 of FutureFunds Series Account of Great-West Life & Annuity Insurance Company of our report dated February 22,2000, on the financial statements of FutureFunds Series Account and our report dated January 31, 2000 on the financial statements of Great-West Life & Annuity Insurance Company and to the reference to us under the heading "Independent Auditors" in the Statement of Additional Information, which are part of such Registration Statement.




/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Denver, Colorado
April 24, 2000